Exhibit 10.10

CLEARPOINT BUSINESS RESOURCES, INC.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

June 20, 2008

ALS Parties

Joseph Raymond, Jr.

Kevin O’Donnell

Michael W. O’Donnell

Michael J. O’Donnell

RVR Consulting Group, Inc.

Re:	Asset Sale and Purchase Agreement, dated February 23, 2007 (the “APA”), by and among ALS, LLC, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC and ASG, LLC (collectively, the “ALS Parties”), and ClearPoint Business Resources, Inc. (“CPBR”)

To The Above-Named Parties:

This letter agreement (“Agreement”) sets forth the binding agreement between CPBR, on the one hand, and the ALS Parties, Joseph Raymond, Jr., Kevin O’Donnell, Michael W. O’Donnell, Michael J. O’Donnell and RVR Consulting Group, Inc., on the other hand, with respect to the matters covered herein:

1. Within twenty-four (24) hours of receiving the faxed signature of CPBR on this Agreement, ALS, LLC (on behalf of the ALS Parties) shall execute the form of subordination agreement with ComVest, LLC and Manufacturers and Traders Trust Company attached hereto as Exhibit A (the “Subordination Agreement”) with respect to the subordination of the Subordinated Promissory Note of CPBR, dated February 23, 2007 (the “Note”), and all amendments, modifications and amendments and restatements to and of the Note, and deliver such documents by facsimile to CPBR, ComVest and Manufacturers and Traders Trust Company, with originals to follow via overnight delivery. This Agreement is expressly contingent upon CPBR closing its financing with ComVest, and will be null and void if such closing does not occur by June 23, 2008 for any reason whatsoever.

2. The Note shall be modified to provide for a principal sum equal to the outstanding principal of the Note on the date of this Agreement which the parties hereto agree is $2,022,990.77, with simple interest accruing thereon after the date hereof at a rate of 5% per annum. Subject to the restrictions of that certain order (the “Order”), dated February 22, 2008, of the U.S. District Court, Middle District of Florida in Case No. 6:07-CV-01507-ORL-28U AM (the “Pending Lawsuit”), the Note (and all accrued interest thereon, including the accrued interest to the date of this Agreement of $133,661.70) shall be payable in equal monthly installments over a 24 month period to commence at such time as permitted pursuant to the Subordination Agreement. .If at the time payments are permitted pursuant to Subordination Agreement and the Order remains in effect, CPBR shall not be obligated to pay the amounts due to the ALS Parties until permitted by the Court in the Pending Lawsuit, but shall make all such payments then due upon the lifting of the Order or pursuant to further direction of the Court. CPBR shall cure the alleged default, if any, pursuant to the Plantation Medical Building lease indemnify the ALS Parties from any further liability with respect to such lease.

3. CPBR shall concurrently with the execution of this Agreement issue to ALS, LLC (on behalf of the ALS Parties) 350,000 shares of Common Stock of CPBR (the “Shares”) in accordance with the provisions of Section 3 of the APA. After the issuance of the Shares. CPBR shall have no further obligation to issue any additional shares of Common Stock to any of the ALS Parties or Employee Parties for any reason. The Shares may be held by CPBR until such time as their delivery to ALS, LLC is no longer restricted by the Order.

4. With respect to the Pending Lawsuit for which CPBR has requested indemnification pursuant to the APA, the ALS Parties acknowledge their obligation to indemnify and defend CPBR in connection therewith subject to the provisions of Section 11(f) and (g) of the APA. Within fifteen (15) days from the execution of this Agreement, ALS, LLC may, if it elects, select legal counsel, reasonably acceptable to CPBR, for the defense of CPBR in the Pending Lawsuit subsequent to the date of this Agreement and, whether or not it does so, shall be responsible for CPBR’s reasonable attorney’s fees incurred in the Pending Lawsuit from the date of this Agreement, not to exceed $300,000.00, it being expressly understood that CPBR’s deductible as set forth in Section 11(e) of the APA has been satisfied in full. The ALS Parties shall have no responsibility for attorney’s fees and costs prior to the date hereof. CPBR shall be required to deduct such future attorneys fees incurred the Pending Lawsuit from the Note, to the extent such fees are not paid directly by the ALS Parties to its chosen counsel for CPBR. CPBR agrees not to assert its right to set off from the Note any other amounts in connection with the Pending Lawsuit until such time (if at all) as a final judgment is entered against CPBR in the Pending Lawsuit, or the amount of TSIL’s claims against CPBR is liquidated, by settlement or otherwise.

5. Simultaneously with the execution of the APA, CPBR entered into separate employment agreements with Joseph Raymond, Kevin O’Donnell and Michael W. O’Donnell and separate independent contractor agreements with Michael J. O’Donnell and RVR Consulting Group, Inc.

(a) Unless and until substitute agreements are entered into pursuant to subsection (b) below, in lieu of any other payments, compensation or benefits due under the existing employment and independent contractor agreements, CPBR shall make payments pursuant to such agreement as follows:

(1) Commencing immediately in June 2008, and continuing for 21 months, CPBR shall make weekly payments of minimum base salary (paid in equal weekly installments) to Michael W. O’Donnell pursuant to his employment agreement;

(2) Commencing the week of August 15, 2008, and continuing for 21 months, CPBR shall make weekly payments of minimum base salary (paid in equal weekly installments) to each of Joseph Raymond and Kevin O’Donnell under their respective employment agreements; and

(3) Commencing August 15, 2008, CPBR shall make 21 monthly payments of the fixed monthly fee to Michael J. O’Donnell and RVR Consulting Group, Inc. under their respective independent contractor agreements.

In addition to the foregoing, CPBR shall, during the terms listed above, continue to provide to Joseph Raymond, Kevin O’Donnell and Michael W. O’Donnell and Michael J. O’Donnell health insurance benefits comparable to those that are presently being provided to them. Joseph Raymond, Kevin O’Donnell and Michael W. O’Donnell, Michael J. O’Donnell and RVR Consulting Group, Inc. (the “Employee Parties”) waive any claims they have or may have had against CPBR or any of its principals or agents, based upon any prior alleged breaches of the employment and/or independent contractor agreements, if any, and agree to fully perform pursuant to such agreements during the periods that CPBR is obligated to make payments pursuant to such agreements hereunder. CPBR waives any claims it has or may have had against the Employee Parties based upon any prior alleged breaches of the employment and/or independent contractor agreement by them.

(b) Notwithstanding anything in this paragraph 5 to the contrary, CPBR may, at its election, require the Employee Parties to enter into new, substitute agreements to take the place of their existing employment or independent contactor agreements. The substitute agreements shall be deemed litigation settlement agreements. Such agreements shall treat the Employee Parties as independent contractors, and shall entitle them to the same minimum “base salary” or “fixed monthly fee” as they are respectively entitled to, through the same ending term as contemplated above, with payments to be made in equally weekly installments. Such agreements shall also entitle the Employee Parties to substantially the same health benefits as described above, and impose substantially the same job duties on the Employee Parties as they have under their present agreements. Once the substitute agreements are fully executed, they shall govern the rights of the parties in lieu of subsection (a) above, but until that time, subsection (a) above shall control.

6. Effective upon the execution of this Agreement, the Parties shall take all appropriate action to dismiss all of their claims against one another in the Pending Lawsuit. Thereafter, CPBR shall cooperate as reasonably requested by the ALS Parties in connection with the Pending Lawsuit, including, but not limited to, consenting in connection with a request to lift the Order, or otherwise to permit payment to the ALS Parties in accordance with the terms of the APA and the Note, and in connection with such other requests as the ALS Parties may reasonably make of the Court to effectuate the intent of this Agreement.

7. In any action arising out of or related to this Agreement, the prevailing party shall be entitled to recover all of its attorneys’ fees and costs from the other.

8. CPBR shall execute a release in form and substance satisfactory to the ALS Parties with respect to release the ALS Parties and Employee Parties from any claims, losses or liabilities, except in connection with this Agreement, the Pending Lawsuit, the defense of and/or indemnification for third party claims in accordance with the provisions of the APA, and all matters relating to the Registration Rights Agreement, the Bill of Sale, the Assignment and

Assumption Agreement and/or the Note executed in connection with the APA. The ALS Parties and Employee Parties shall execute releases in form and substance satisfactory to CPBR with respect to release CPBR from any claims, losses, or liabilities, except in connection with this Agreement, defense of and/or indemnification for third party claims in accordance with the provisions of the APA and al matters relating to the Registration Rights Agreement, Bill of Sale, Assignment and Assumption Agreement and/or the Note executed in connection with the APA.

9. The parties hereto agree to execute such documents and take such actions as may be required to effect the provisions of this Agreement. Except as specifically set forth herein, all other rights and obligations of the parties in the APA and all related documents shall remain unchanged.

THIS AGREEMENT was executed as of the dates set forth below:

ALS, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ADVANTAGE SERVICES GROUP II, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ALSC, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ALSC II, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ALSC III, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ALSC IV, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

ASG, LLC

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

RVR CONSULTING GROUP, INC.

By:	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Print Name/Title:	Joseph Raymond, Jr./President

	/s/ Joseph Raymond, Jr.	Dated:	June 19, 2008
Joseph Raymond, Jr.

	/s/ Kevin O’Donnell	Dated:	June 19, 2008
Kevin O’Donnell

	/s/ Michael W. O’Donnell	Dated:	June 19, 2008
Michael W. O’Donnell

	/s/ Michael J. O’Donnell	Dated:	June 19, 2008
Michael J. O’Donnell

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Michael Traina, CEO